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                                                                    EXHIBIT 99.1


               LAWRENCE D. KINGSLEY TO SUCCEED DENNIS K. WILLIAMS
                  AS CHAIRMAN OF THE BOARD OF IDEX CORPORATION;
   IDEX ALSO ANNOUNCES RETIREMENT OF DIRECTOR AND APPOINTMENT OF NEW DIRECTOR
                             AT 2006 ANNUAL MEETING


NORTHBROOK, IL, February 6 --IDEX Corporation (NYSE:IEX) today announced that its president and chief executive officer, Lawrence D. (Larry) Kingsley, will also become chairman of its Board of Directors, effective at the company's 2006 annual meeting on April 4, 2006. Kingsley will succeed Dennis K. Williams, who plans to retire from the company and the Board of Directors at the company's 2006 annual meeting.

Kingsley has been IDEX's president and chief executive officer since March 2005 and was previously the company's chief operating officer since August 2004. Prior to joining IDEX, Kingsley progressed through a series of increasingly responsible operating positions at Danaher Corporation.

Prior to Danaher, Kingsley held several positions of increasing responsibility with Kollmorgen Corporation. Previous to Kollmorgen, Kingsley was with Weidmuller Incorporated, a subsidiary of C.A. Weidmuller, GmbH.

Kingsley holds an undergraduate degree in engineering and business from Clarkson University and an MBA from the College of William and Mary.

IDEX Corporation also announced that a member of its Board of Directors, Paul E. Raether, will retire and resign from the Board effective April 4, 2006, after serving on the company's Board of Directors since January 1988. The Board would like to thank Mr. Raether for his 18 years of dedicated service to IDEX. He has been a key enabler to IDEX's growth and success.

The company's Board of Directors has appointed a new director, Ruby R. Chandy, effective April 4, 2006, to fill the vacancy created by Mr. Raether's resignation. Ms. Chandy has been Vice President of Marketing and Commercial Excellence of Thermo Electron Corporation since 2005. She served as President, Bioscience Technologies Division from 2003 to 2004 and as President, Process Instruments Division, Thermo Electron Corporation from 2001 to 2002.

Upon the anticipated election of Frank S. Hermance, the Board of Directors plans to appoint both him and Ms. Chandy to the company's Nominating and Corporate Governance Committee, effective April 4, 2006. Effective on that same date, Mr. Raether will no longer serve on the company's Nominating and Corporate Governance Committee.

Mr. Hermance, who is Chairman and Chief Executive Officer of AMETEK, Inc., has been a member of the IDEX Board of Directors since January 2004. The IDEX Board of Directors has nominated him for election at the company's 2006 annual meeting as a Class II director to serve for a three-year term. Mr. Hermance is a member of the Audit Committee of the IDEX Board of Directors.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. There are a number of factors that could cause those differences, including those presented in the company's most recent annual report and other company filings with the United States Securities and Exchange Commission. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

ABOUT IDEX
IDEX Corporation is the world leader in fluid-handling technologies for positive displacement pumps and metering products, dispensing equipment for color formulation, and other highly engineered products including fire suppression equipment, rescue tools and engineered band clamping systems. Its products are sold in niche markets to a wide range of industries throughout the world. IDEX shares are traded on the New York Stock Exchange under the symbol "IEX".

       For further information on IDEX Corporation and its business units, visit the company's Web site at www.idexcorp.com.